Exhibit 99.1

NEWS RELEASE

Company contact: Jim Fitzhenry FLIR Systems, Inc. (503) 684-3731 www.flir.com	Investor Contact: Neil Berkman Associates (310) 277 - 5162 info@BerkmanAssociates.com

FLIR SYSTEMS ANNOUNCES HSR CLEARANCE

FOR INDIGO ACQUISITION

PORTLAND, OR — (BUSINESS WIRE) — December 18, 2003 — FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has received clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for its acquisition of Indigo Systems Corporation. The acquisition was announced on October 22, 2003 (see, FLIR BUSINESS WIRE release, dated October 22, 2003). As stated at that time, FLIR expects the transaction to be accretive to earnings during 2004. Completion of the transaction is subject to the approval of Indigo shareholders and other customary conditions. It is expected to close in early 2004.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture and marketing of thermal imaging and stabilized camera systems for a wide variety of thermography and imaging applications including condition monitoring, research and development, manufacturing process control, airborne observation and broadcast, search and rescue, drug interdiction, surveillance and reconnaissance, navigation safety, border and maritime patrol, environmental monitoring and ground-based security. Visit the company’s web site at www.FLIR.com.

About Indigo Systems

Indigo Systems Corporation, based in Goleta, California, is a premier developer and supplier of advanced infrared cameras and components, covering the entire infrared spectrum including near-, midwave-, and longwave-IR. Indigo’s outside investors include The Carlyle Group, WK Technology, Lago Ventures and Founders Capital. Since 1996, Indigo has provided IR cameras, software, and enclosure solutions for commercial, industrial, security, military and R&D applications. Indigo Systems is a next-generation IR company, whose unique structure and mix of commercial and defense expertise allows it to deliver military-grade infrared products while driving down costs to enable new, commercial applications of infrared cameras. Visit the company’s website at www.indigosystems.com.

Forward-Looking Statements

The statements in this release regarding FLIR’s expectation that the transaction will be accretive to earnings during 2004 and will close in early 2004 are forward-looking statements. Such statements are based on current expectations, estimates and projections about the FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability of FLIR and Indigo to achieve the expected detector cost reductions and operational synergies, changes in demand for FLIR’s or Indigo’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, FLIR’s and Indigo’s continuing compliance with US export control laws and regulations, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements are subject to the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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